BUILDING MATERIALS HOLDING CORPORATION

RESTRICTED STOCK AGREEMENT
Pursuant to the
2004 INCENTIVE AND PERFORMANCE PLAN

This Restricted Stock Agreement (this “Agreement”) is made and entered into as of the 18th day of January, 2006 (the “Date of Grant”) by and between Building Materials Holding Corporation, a Delaware corporation (the “Company”) and «To» (“Grantee”). This Agreement is entered into pursuant to the Company’s 2004 Incentive and Performance Plan (the “Plan”) and is subject to the terms thereof. Unless otherwise defined in this Agreement, capitalized terms used herein have the meanings designated in the Plan.

1.	GRANT OF RESTRICTED STOCK.

The Company hereby, as of the Date of Grant, grants to Grantee a restricted stock award (the “Restricted Stock”) of «Stock» shares of the Company’s common stock (the “Common Stock”) in accordance with the Plan. The per share fair market value of the Restricted Stock on the Date of Grant is $xx.xx.

2.	RESTRICTED PERIOD.

The Restricted Stock shall be subject to contingencies and/or restrictions for the period of time specified in Exhibit A (the “Restricted Period”).

3.	FORFEITURE OF RESTRICTED STOCK.

(a)   If Grantee’s employment with the Company or any of its subsidiaries is terminated for any reason prior to the expiration of the Restricted Period, including without limitation termination of employment upon Grantee’s death or disability, Grantee shall immediately, and without any further action by the Company or Grantee, forfeit to the Company the portion of the Restricted Stock with respect to which the Restricted Period has not expired, and the certificate(s) representing such Restricted Stock shall be cancelled.

(b)   Notwithstanding the provisions of Section 3(a), unless otherwise specifically set forth in Exhibit A:

(i)    if Grantee retires at age 60 or older, with at least 15 years of service with the Company and predecessor companies, the Restricted Period shall be deemed to have expired with respect to a number of shares of Restricted Stock equal to 50% of Grantee's shares that would have otherwise been forfeited to the Company under Section 3(a), plus an additional 5% of such shares for each year of service beyond 15 years;

(ii)   if Grantee retires at age 60 or older, with 25 or more years of service with the Company and predecessor companies, the Restricted Period shall be deemed to have expired with respect to all of Grantee's shares of Restricted Stock;

(iii)   in the event of the death or disability of Grantee prior to the end of the Restricted Period, the Restricted Period shall be deemed to have expired with respect to a pro rata number of shares equal to (A) the number of shares of Grantee's Restricted Stock that would have otherwise been forfeited to the Company under Section 3(a), multiplied by (B) a fraction, the numerator of which is the number of complete calendar months from the Date of Grat to the date of such death or disability and the denominator of which is the total number of months in the original Restricted Period; and

Restricted Stock Agreement

(iv)   Upon a Change in Control (as defined in the Plan), the Restricted Period shall be deemed to have expired with respect to all of Grantee's shares of Restricted Stock.

4.	RESTRICTIONS.

During the Restricted Period with respect to any Restricted Stock, Grantee shall not sell, transfer, pledge, assign, or otherwise dispose of such Restricted Stock, and such Restricted Stock shall not be subject to execution, attachment or similar process. Any attempt prior to the expiration of the Restricted Period in accordance with Exhibit A to sell, transfer, pledge, assign, or otherwise dispose of such Restricted Stock, or to subject such Restricted Stock to execution, attachment or similar process, shall be void.

The Committee may, in its sole discretion, impose such other restrictions as it may deem necessary or desirable for the Company or Grantee to comply with any applicable (a) federal or state securities laws, rules or regulations, (b) rules or regulations of any securities exchange on which the stock may be listed, (c) statute, rules or regulations relating to taxes, or (d) rule or policy the Company may from time to time adopt (including but not limited any policies restricting trading in the Company's stock).

5.	TAXES.

Grantee acknowledges that the removal of restrictions or contingencies making the Restricted Stock freely transferable by Grantee will give rise to a withholding tax liability unless Grantee has made an election under Section 83(b) of the Code within 30 days of the Date of Grant, and previously paid the appropriate income and employment taxes with respect to the Restricted Stock. Grantee agrees to remit to the Company the amount of any taxes required to be withheld. The Company reserves the right to take whatever actions are necessary to satisfy its tax withholding obligations, including, without limitation, retaining and/or selling the number of shares of Restricted Stock necessary to satisfy such withholding obligations.

6.	GOVERNING LAW.

This Agreement shall be governed by, and construed, interpreted and enforced under, the laws of the State of Delaware, without giving effect to the principles of conflicts of law.

7.	ENTIRE AGREEMENT.

This Agreement, together with the Plan, constitutes the entire agreement between Grantee and the Company relating to this subject matter. No other prior or contemporaneous agreements, promises, representations, covenants, warranties, or any other undertaking whatsoever respecting such matters shall be deemed in any way to exist or to bind any of the parties. Grantee acknowledges and agrees that he has not executed this Restricted Stock Agreement in reliance on any such other agreement, promise, representation, covenant, warranty, or undertaking. The Restricted Stock Agreement may not be orally modified. All modifications must be agreed to in writing and signed by both parties.

Restricted Stock Agreement

8.	PLAN CONTROLS

The terms of this Agreement are governed by the terms of the Plan, as it exists on the Date of Grant and as the Plan may be amended from time to time. In the event of any conflict between the provisions of this Agreement and the provisions of the Plan, the terms of the Plan shall control.

9.	CUSTODY OF STOCK CERTIFICATES

The Company shall retain custody of the certificate or certificates evidencing the Restricted Stock until such time as the Restricted Stock becomes unrestricted through expiration of the Restricted Period in accordance with Exhibit A. If a portion of the Restricted Stock becomes unrestricted, the Company, upon the written request of Grantee, shall deliver a stock certificate for such portion of the Restricted Stock to Grantee, and shall continue to hold the stock certificate or certificates evidencing the remaining amount of Restricted Stock pending expiration of the Restricted Period or forfeiture under Section 3 of this Agreement.

10.	REGISTRATION.

At the present time, the Company has an effective registration statement on file with the Securities and Exchange Commission with respect to the shares of Common Stock subject to this Restricted Stock Award. The Company intends to maintain this registration but has no obligation to do so. In the event the registration ceases to be effective, Grantee will not be able to transfer or sell shares of Common Stock issued to Grantee pursuant to this Agreement unless one or more exemptions from registration under applicable securities laws are available. Such exemptions from registration are very limited and might be unavailable. Grantee hereby agrees that any resale of the shares of Common Stock issued pursuant to this Agreement shall comply in all respects with requirements of all applicable securities laws, rules, and regulations (including, without limitation, the provisions of the Securities Act of 1933, the Securities Exchange Act of 1934, and the respective rules and regulations promulgated thereunder) and any other law, rule or regulation applicable thereto, as such laws, rules, and regulations may be amended from time to time.

11.	STOCKHOLDER RIGHTS.

During the Restricted Period, Grantee will have the right to vote Restricted Stock and will be entitled to receive any cash dividends payable on the Restricted Stock.

12.	EMPLOYMENT RIGHTS.

No provision of this agreement shall (a) confer upon Grantee any right to continue in the employ of the Company or any of its subsidiaries; (b) affect the right of the Company and each of its subsidiaries to terminate the employment of Grantee, with or without cause; or (c) confer upon Grantee any right to participate in any employee welfare or benefit plan or other program of the Company or any of its subsidiaries other than the Plan. Grantee hereby acknowledges and agrees that the Company and each of its subsidiaries may terminate the employment of Grantee at any time and for any reason, or for no reason, unless Grantee and the Company or such subsidiary are parties to a written employment agreement that expressly provides otherwise.

Restricted Stock Agreement

IN WITNESS WHEREOF, the Company has caused this Restricted Stock Agreement to be duly executed by its officers thereunto duly authorized, and Grantee has hereunto set his or her hand as of the date first above written.

BUILDING MATERIALS HOLDING CORPORATION

By:
Name: Robert E. Mellor
Title: Chairman, President and Chief Executive Officer

GRANTEE:

Signed:
Print Name: «To»

Restricted Stock Agreement

EXHIBIT A

RESTRICTED PERIOD

The Restricted Period for 100% of the Restricted Stock shall expire on the date that is three (3) years from the Date of Grant.

Exhibit A to Restricted Stock Agreement